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                                                                      EXHIBIT 12
                    CMS PANHANDLE EASTERN PIPE LINE COMPANIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)

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


                                       Three months
                                           ended
                                      March 31, 2000                               Year Ended December 31,
                                     ------------------   --------------------------------------------------------------------------
                                           2000                 1999         1998            1997             1996             1995
                                     ------------------   ------------  -----------  --------------   --------------  --------------

Earnings Before Income Taxes                      $ 52          $ 121        $ 148           $ 129            $ 136            $ 160
Fixed Charges                                       21             82           86              80               72               42
                                     ------------------   ------------  -----------  --------------   --------------  --------------
          Total                                   $ 73          $ 203        $ 234           $ 209            $ 208            $ 202
                                     ==================   ============  ===========  ==============   ==============  ==============


Fixed Charges
      Interest on debt                            $ 20           $ 78         $ 82            $ 76             $ 63             $ 37
      Interest component of rentals                  1              4            4               4                9                5
                                     ------------------   ------------  -----------  --------------   --------------  --------------
          Fixed Charges                           $ 21           $ 82         $ 86            $ 80             $ 72             $ 42
                                     ==================   ============  ===========  ==============   ==============  ==============

Ratio of Earnings to Fixed Charges                 3.5            2.5          2.7             2.6              2.9              4.8

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